[Clark, Schaefer, Hackett & Co. letterhead]









                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 33-38176 on Form S-8 pertaining to Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 of our report dated May 20, 2004 with respect to the financial statements and schedule of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 included in this annual report on Form 11-K for the year ended December 31, 2003.


/S/ CLARK, SCHAEFER, HACKETT & CO.


Dayton, Ohio
May 20, 2004